WESTERN WASTE INDUSTRIES
                         21061 South Western Avenue
                         Torrance, California 90501




TO OUR SHAREHOLDERS:

     You are cordially invited to attend the Annual Meeting of Shareholders that will be held at The Portofino Hotel, 260 Portofino Way, Redondo Beach, California 90277 on Friday, January 27, 1995, at 11:00 a.m. Pacific Standard Time. A formal notice setting forth the business to come before the meeting and a proxy statement are attached.

     In order that your shares may be represented, please sign and return the enclosed proxy form. If you do attend the meeting, you may withdraw your proxy and vote in person, if you wish.

     Shareholders of record at the close of business on December 14, 1994, will be entitled to vote at the meeting. A copy of the annual report for the fiscal year ended June 30, 1994, is being delivered to each shareholder of the Company concurrently with the enclosed proxy material.


                                   KOSTI SHIRVANIAN
                                   President and
                                   Chairman of the Board

                         WESTERN WASTE INDUSTRIES
                         21061 South Western Avenue
                         Torrance, California 90501




TO THE SHAREHOLDERS OF WESTERN WASTE INDUSTRIES:

     The Annual Meeting of Western Waste Industries will be held at 11:00 a.m., Pacific Standard Time, on Friday, January 27, 1995. The meeting will be held at The Portofino Hotel, 260 Portofino Way, Redondo Beach, California 90277.

     The meeting will be held for the following purposes:

     1. To approve an amendment to the Bylaws to permit the Board of Directors to determine the specific number of directors within a range of five to nine;

     2.   To elect three Directors;

     3.   To approve amendments to the 1992 Stock Option Plan;

     4. To ratify the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending June 30, 1995; and

     5. To transact such other business as may properly come before the meeting and any adjournment thereof.

     The Shareholders of record at the close of business on December 14, 1995, will be entitled to vote at the Annual Meeting.


                                 By Order of the Board of Directors



                                 SAVEY TUFENKIAN


DATED: December 21, 1994


SO THAT YOUR STOCK WILL BE REPRESENTED AT THE MEETING IN THE EVENT YOU ARE NOT PERSONALLY PRESENT, PLEASE DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. EXECUTION OF THE PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE MEETING.









                         WESTERN WASTE INDUSTRIES
                             ---------------
                             PROXY STATEMENT
                             ---------------
                                SOLICITATION

     This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by the Board of Directors of Western Waste Industries (the "Company") for use at the Annual Meeting of Shareholders of the Company to be held on Friday, January 27, 1995, and any adjournment of such meeting. The Proxy Statement and the enclosed form of proxy are first being sent or furnished to shareholders on or about December 21, 1994. The cost of solicitation, including reasonable expenses of brokers and others for forwarding proxy materials to beneficial owners of shares, will be paid by the Company. Solicitation will be made primarily by mail, and may also be made by telephone or telegraph by officers or by regular employees of the Company. The mailing address of the executive offices of the Company is 21061 South Western Avenue, Torrance, California 90501.

     Any shareholder executing a proxy has the power to revoke it at any time before it is voted by filing with the Secretary of the Company either a written notice of revocation or a duly executed proxy bearing a later date. Proxies may also be revoked by any shareholder present at the meeting who elects to vote his or her shares in person. Subject to such revocation, all proxies which are properly signed and returned to the Company in time will be voted in accordance with the specifications so made.

     The Board of Directors has fixed December 14, 1994, as the record date for determination of shareholders entitled to notice of and to vote at the meeting and any adjournment thereof. As of December 14, 1994, the Company had 14,363,633 shares of Common Stock outstanding, each of which is entitled to one vote on all matters. Cumulative voting is not permitted for the election of directors. Shareholders representing a majority of out-standing Common Stock must be present in person or by proxy to constitute a quorum at the Annual Meeting.

              VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The following table sets forth information concerning the shareholders known to the Company to have owned beneficially more than five percent of the Company's outstanding Common Stock as of December 14, 1994. Common Stock is the Company's only voting security.
















                                                        Percent of
  Name and Address of           Number of Shares        Common Stock
   Beneficial Owner            Beneficially Owned       Outstanding
  -------------------          ------------------       ------------

Kosti Shirvanian..............    5,842,472<F1><F2>        37.6%
  21061 South Western Avenue
  Torrance,  California
  90501<F3>

FMR Corporation...............    1,690,780<F4>            11.8%
  82 Devonshire Street
  Boston, Massachusetts 02109

State of Wisconsin Investment
  Board.......................    1,310,800<F5>             9.1%
    P.O. Box 7842
    Madison, Wisconsin 53707


[FN]
<F1> These shares are the community property of Mr. Shirvanian and his wife. Under California community property laws, each spouse has management and control over community property, although it is expected that Mrs. Shirvanian would act in concert with Mr. Shirvanian.

<F2> Includes options to purchase 1,177,994 shares of the Company's Common
     Stock, exercisable within 60 days.

<F3> Mr. Shirvanian is Chairman of the Board and President of the Company.

<F4> Based upon Schedule 13G filed with the Securities and Exchange
     Commission on August 9, 1994.

<F5> Based upon Form 13F filed with the Securities and Exchange Commission on June 30, 1994.


     To the knowledge of management, no other person owns beneficially as much as 5% of the outstanding stock of the Company. The tabulation under "Security Ownership of Management" indicates the number of shares owned beneficially by each nominee as of the record date.
















                      SECURITY OWNERSHIP OF MANAGEMENT



     The following table sets forth as of December 14, 1994, the amount of the Company's Common Stock beneficially owned by each of its directors, each executive officer named in the Summary Compensation Table and all directors and executive officers as a group based on information obtained from such persons.

                   Amount and Nature of Beneficial Ownership
                   -----------------------------------------
                          Sole        Options    Other               Per-
                       Voting and     Exer-      Bene-             centage
                         Invest-      cisable    ficial               of
                          ment        Within     Owner-             Common
                          Power       60 Days    ship<F1>  Total     Stock
                         -------      -------    ------    ------    -----

Harry S. Derbyshire...    27,000        49,000     -0-     76,000     <F*>

Ramsey DiLibero.......     1,000         8,000     -0-      9,000     <F*>

Richard A. Haft, Jr...     1,000        27,500   1,200     29,700     <F*>

Lawrence F. McQuaide..     9,400        33,000   1,146     43,546     <F*>

Dr. A.N. Mosich.......    18,000        26,000     -0-     44,000     <F*>

Kosti Shirvanian...... 4,632,100<F2> 1,177,994  32,378  5,842,472     37.6%

John W. Simmons.......     7,000        50,000     -0-     57,000     <F*>

Savey Tufenkian.......   243,500       276,833  18,386    538,719<F3>  3.7%

All Executive
  Officers and
  Directors as a
  Group (8 Persons)...      -             -       -     6,640,437     41.5%

[FN]
<F*> Percentage of Common Stock owned does not exceed 1%.
<F1> Includes shares allocated to the Executive Officer through participa-
     tion in the Company's 401(k) Savings and Investment Plan (the "401(k) Plan"), according to the latest statement for the 401(k) Plan.
<F2> Shares held by a trust over which Mr. Shirvanian and his wife share voting and investment power.
<F3> Includes 22,768 shares, an option to purchase 46,000 shares exercisable within 60 days and 2,768 shares in the 401(k) Plan owned by Ralph Tufenkian, a vice president of the Company and Mrs. Tufenkian's husband. Mr. and Mrs. Tufenkian share voting and investment power.







                     PROPOSAL 1 - APPROVAL OF AMENDMENT
                        TO THE BYLAWS OF THE COMPANY
                    TO PERMIT THE BOARD OF DIRECTORS TO
                 DETERMINE THE SPECIFIC NUMBER OF DIRECTORS
                       WITHIN A RANGE OF FIVE TO NINE


     Section 2(a) of Article II of the Bylaws of the Company provides as follows:

          "(a) The number of directors shall be nine (9), until changed by amendment to the Articles of Incorporation or by an amendment to this Section 2 of Article II of these Bylaws, adopted by vote or written assent of shareholders entitled to exercise the majority of the voting power of the corporation"

     The requirement that any change in the number of directors be approved by the shareholders of the Company is unnecessarily restrictive and potentially detrimental to the Company in that upon the addition of a new director or directors or the resignation of a director or directors, the fixed number of directors may be changed to reflect the actual size of the board only upon the approval of the shareholders, a time consuming and expensive process for a corporation whose stock is publicly held.

     Section 212(a) of the California Corporations Code provides for the establishment of a so-called "flexible board", whereby the bylaws may provide for a maximum number of directors and a minimum number of directors and that the Board of Directors may then adjust the number of directors within the established limits. Section 212(a) states that the articles or bylaws may provide as follows:

          "[T]hat the number of directors shall be not less than a stated minimum nor more than a stated maximum (which in no case shall be greater than two times the stated minimum minus one), with the exact number of directors to be fixed, within the limits specified, by approval of the board or the shareholders (Section 153) in the manner provided in the bylaws . . . ."

     The Board of Directors of the Company currently consists of six directors. At a meeting held on November 9, 1994, the directors unanimously approved an amendment to the Bylaws providing for a maximum of nine directors and a minimum of five directors with the exact number of directors to be fixed within such limits by a bylaw or amendment thereof adopted by the shareholders or by the Board of Directors of the Company. The Board of Directors directed that the proposed amendment of the Bylaws be submitted for shareholder approval at the Annual Meeting of Shareholders. The amendment will become effective upon the affirmative vote of a majority of the shares of Common Stock voting at the Annual Meeting. A copy of the proposed amendment of the Bylaws of the Company is attached as Appendix "A" to this proxy statement.







     The Board of Directors of the Company recommends a vote FOR the proposal to approve the amendment to the Bylaws to provide for a "flexible board". Proxies received by the Board of Directors will be so voted unless shareholders specify a contrary choice.


             PROPOSAL 2 - NOMINATION AND ELECTION OF DIRECTORS

     The Board of Directors of the Company currently consists of six members, who are equally divided into two classes. Directors are elected for terms of two years. At the Annual Meeting, the term of office of the Class II directors will expire and three directors will be elected to serve for a term of two years and until their respective successors are elected.

     The Board intends to cause the nomination of the three persons named below for election as directors. The directors will be elected by the holders of the Common Stock. The persons named as proxy holders in the accompanying form of proxy have advised the Company that they intend at the Annual Meeting to vote the shares covered by proxies held by them for the election of the nominees named below. If any or all of the nominees should for any reason become unable to serve or for good cause will not serve, the persons named in the accompanying form of proxy may vote for the election of such substitute nominees, and for such lawful term or terms, as the Board may propose. The accompanying form of proxy contains a discretionary grant of authority with respect to this matter. The Board of Directors has no reason to believe the nominees named, or any of them, will be unable to serve if elected.

     All the nominees were elected members of the Board of Directors by the shareholders at the 1992 annual meeting of shareholders. No arrangement or understanding exists between any of the nominees and any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee.

     The names of the nominees for Class II director and the Class I directors who will continue in office after the Annual Meeting until the expiration of their respective terms, together with certain information regarding them, are as follows:

NOMINEES AND THE BOARD OF DIRECTORS

     The following persons have been nominated to serve as Directors for the ensuing two years.
















                  First
                  Year                   Principal
                  Became    Term         Occupation
Name (Age)        Director  Expires      or Employment
- ---------------   -------   -------      -----------------
                          NOMINEES FOR CLASS II DIRECTOR
Harry S.
 Derbyshire(69)    1983     1996<F*>     Since January 1987, Chairman of the Board of J.C. Carter
                                         Company, Inc., a manufacturer of aerospace products.  Prior to his retirement in 1985, Mr. Derbyshire was an Executive
                                         Vice President of Whittaker Corporation.  He also serves
                                         as a Director of Electronic Memories and Magnetics
                                         Corporation, a computer products manufacturer and National
                                         Technical Systems, Inc., an operator of high technology
                                         testing laboratories.

Dr. A.N. Mosich    1980<F1> 1996<F*>     Professor of Accounting, University of Southern California
(66)                                     until his retirement in 1993.  Dr. Mosich is also an
                                         author, consultant and lecturer.

Kosti Shirvanian   1964     1996<F*>     Chairman of the Board of Directors and President since the
(64)<F2>                                 Company's incorporation in 1964.


                        DIRECTORS CONTINUING IN OFFICE

CLASS I DIRECTORS

Ramsey G. DiLibero 1993     1995         Chief Operating Officer of the Company since December 1993.
(66)                                     Vice Chairman of Browning Ferris International from 1988
                                         until he retired in August 1989.  He was the President,
                                         Chief Operating Officer and Director for CECOS
                                         International, Inc., a wholly owned hazardous waste
                                         subsidiary of Browning Ferris Industries, Inc. from 1985
                                         to 1988.  Mr. DiLibero is a member of the Board of
                                         Directors of United National Bank in Chambersburg,
                                         Pennsylvania.

John W. Simmons    1983     1995         Business Consultant to various businesses.  Director of
(76)                                     Jacobs Engineering Group, an engineering and construction
                                         firm and U.G.I. Corporation, a Company engaged in the
                                         operation and the distribution of propane.

Savey Tufenkian    1964     1995         Executive Vice President since 1988 and Secretary
(65)<F2>                                 Treasurer of the Company since its incorporation in 1964.









[FN]
<F*> If elected at annual meeting

<F1> Dr. Mosich served as a director of the Company from 1980 to 1983, when he resigned due to the time constraints of personal business. He was re-elected a director in September 1984.

<F2> Kosti Shirvanian and Savey Tufenkian are brother and sister.


     Mr. Kosti Shirvanian, who owns beneficially 37.6% of the outstanding shares of the Common Stock of the Company, intends to vote for each of the nominees for director.


BOARD OF DIRECTORS AND STANDING COMMITTEES

     The Board of Directors is responsible for the overall affairs of the Company. Regular meetings of the Board are to be held five times each year, normally in February, May, July, September and November. During the fiscal year ended June 30, 1994, the Board held a total of 14 meetings. No incumbent director attended fewer than 75% of the aggregate of (i) the Board meetings held during the period he or she was a director and (ii) the meetings held by all committees of the Board on which he or she served during the periods he or she served.

     The Board of Directors presently maintains four standing committees:
Management Committee, Audit Committee, Compensation Committee and
Nominating Committee, which are described below. Members of these committees are elected annually at the regular Board of Directors meeting immediately following the Annual Meeting.

     MANAGEMENT COMMITTEE - The Management Committee is presently comprised of Mrs. Tufenkian and Messrs. Shirvanian, DiLibero, Simmons and Dr. Mosich. The Management Committee may function on behalf of the entire Board (except with respect to certain specified actions as provided in Section 311 of the California Corporations Code) so long as the following conditions are met:
(i) the entire Board is unable to meet and a decision on an issue is required; and (ii) at least one of the non-employee Board members, Mr. Simmons or Dr. Mosich, must concur in the decision.

     AUDIT COMMITTEE - The Audit Committee presently is comprised of
Mr. Simmons and Dr. Mosich. The Audit Committee meets twice each fiscal year. The meetings are scheduled to coincide with the commencement and the completion of the annual audit by the Company's independent auditors. The principal responsibilities of and functions generally performed by the Audit Committee are as follows: (i) recommendation of the accounting firm to be employed by the Company as its independent auditors; (ii) consulta-tion with the Company's independent auditors with regard to the audit plan;
(iii) review of the Company's financial statements with the independent auditors prior to publication; (iv) determination that no restrictions are placed by management on the scope or implementation of the independent auditors' examination of the Company; and (v) consultation with the






independent auditors with respect to the adequacy of internal accounting controls.

     COMPENSATION COMMITTEE - The Compensation Committee presently is comprised of Dr. Mosich and Mr. Simmons. The Compensation Committee holds one regular meeting annually and any additional meetings as required for the purpose of reviewing and determining the compensation of all officers and employee-directors, granting stock options and approving the salary philosophy for all other employees.

     NOMINATING COMMITTEE - The Nominating Committee presently is comprised of Mrs. Tufenkian and Messrs. Shirvanian and Derbyshire. The Nominating Committee meets once each year, at least 90 days prior to the Annual Meeting, for the purpose of nominating and recommending the selection of individuals to comprise management's slate of nominees for the class of directors to be elected for the ensuing year.

     The Nominating Committee will consider qualified nominees recommended by shareholders. Such recommendations should be sent no later than August 10th each year to the Nominating Committee, c/o Corporate Secretary, Western Waste Industries, 21061 South Western Avenue, Torrance, California 90501.

     Non-employee directors receive fees of $10,000 per annum plus $1,000 per Board meeting attended in person, in addition to expenses reasonably incurred in attending meetings. During fiscal 1994, the Company also paid consulting fees to Mr. Derbyshire in the amount of $4,000. As discussed in Proposal 3 below, the Board of Directors has adopted an amendment to the Western Waste Industries 1992 Stock Option Plan (the "Plan") which provides that each nonemployee director shall receive annually on a prescribed date options to purchase 10,000 shares of Common Stock at an exercise price equal to the closing price of the Company's Common Stock on the date of grant as reported on the New York Stock Exchange.


                    PROPOSAL 3 - APPROVAL OF AMENDMENTS
                         TO 1992 STOCK OPTION PLAN

     At the annual meeting of shareholders held on December 18, 1992, the shareholders approved the Western Waste Industries 1992 Stock Option Plan (the "1992 Plan"). On July 6, 1994, the Board of Directors of the Company unanimously approved certain amendments to the 1992 Plan (the "Amendments"). The Board of Directors directed that the Amendments be submitted for shareholder approval at the Annual Meeting. The Amendments will become effective upon the affirmative vote of a majority of the shares of Common Stock voting at the Annual Meeting.

     The purpose of the Amendments is two-fold. The first purpose is to bring the 1992 Plan into compliance with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), so that the compensation expense resulting from grants of stock options under the 1992 Plan to certain executive officers whose compensation exceeds $1 million may be deductible by the Company for federal income tax purposes (see






"Section 162(m)" discussed on page [8/14] of this Proxy Statement). The affected executive officers are described in Code Section 162(m), and they may from time to time be participants under the 1992 Plan (collectively, the "Section 162(m) Participants"). The executive officers named in the Summary Compensation Table may become Section 162(m) Participants for a Plan Year.

     The second purpose of the Amendments is to amend the 1992 Plan so as to qualify the 1992 Plan as a "formula plan") under Rule 16b-3(c)(2)(ii)(A) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. More specifically, the Amendments are intended to allow participation by a non-employee director in a formula plan without jeopardizing the director's status as a "disinterested person" for the purpose of administering the 1992 Plan and other plans under Rule 16b-3.

     A brief description of the 1992 Plan is provided below. Following such description is a summary description of the changes included in the Amendments.


BACKGROUND DESCRIPTION OF THE PLAN

     The 1992 Plan is intended to assist the Company in attracting, motivating and retaining directors, officers, key employees and consultants, by encouraging the ownership of the Common Stock of the Company and providing incentives for continued service to the Company. The Compensation Committee of the Board of Directors administers the 1992 Plan, and in its sole discretion designates the individuals who are to be participants under the 1992 Plan.

     The 1992 Plan authorizes the grant of incentive stock options and non-qualified stock options (collectively, the "Options").

     All Options are granted under the 1992 Plan in the sole discretion of the Compensation Committee. The maximum number of shares of Common Stock that may be issued pursuant to Options granted under the 1992 Plan is 2,000,000. The Committee may, in its sole discretion, adjust the aggregate number of available shares of Common Stock or the price and number of shares outstanding as Options, in the case of certain capital adjustments, such as stock dividends, stock splits, or recapitalizations.

     The 1992 Plan will expire on November 5, 2002, unless terminated by the Board of Directors as of an earlier date.


DESCRIPTION OF THE AMENDMENTS

Section 162(m) changes.

     Under recently enacted Section 162(m) of the Code, the Company's deduction is generally limited to $1 million per year for compensation paid to Section 162(m) Participants, unless certain requirements are met to






qualify compensation to performance-based criteria. The amendment is intended to ensure the Company, and its subsidiaries and affiliates, a federal income tax deduction for any Options granted to Section 162(m) Participants covered under the 1992 Plan.

     The principal change included in the Amendments relating to the granting of Options under the 1992 Plan limits the maximum number of shares of Common Stock subject to Options granted to any executive officer for a fiscal year to 300,000.


Section 16b-3 Changes

     In order to qualify as a formula plan pursuant to Rule 16b-3(c)(2)(ii)(A), the Plan must either (i) state the amount, price and timing of grants of Options to designated officers and directors (or categories of officers and directors), or (ii) specify a formula, applying objective criteria, that determines the amount, price and timing of grants of Options to such officers and directors. The change approved by the Board of Directors provides that each nonemployee director shall receive annually on a prescribed date options to purchase 10,000 shares of Common Stock at an exercise price equal to the closing price of the Company's Common Stock on the date of grant as reported on the New York Stock Exchange. A further requirement is that the formula plan may not be amended more than once every six months, other than for the purpose of complying with changes in the Code, ERISA, or rules and regulations promulgated thereunder.

     The Board of Directors of the Company recommends a vote FOR the proposal to approve the Amendment. Proxies received by the Board of Directors will be so voted unless stockholders specify a contrary choice.





























                       COMPENSATION COMMITTEE REPORT
                         ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") has set forth below the components of the Company's executive officer compensation programs and has described the basis on which fiscal 1994 compensation decisions were made by the Committee with respect to the executive officers of the Company, including the executive officers that are named in the compensation table.

COMPENSATION PHILOSOPHY AND OBJECTIVES

     In creating its compensation programs, the Company followed a philosophy that executive compensation is directly linked to continuous improvements in corporate performance and increases in shareholder value. The following objectives have been utilized by the Committee as guidelines for its compensation decisions:

 - Compensation should be meaningfully related to the value created for shareholders.

 - Compensation programs should support the short and long-term strategic goals and objectives of the Company.

 - Compensation programs should reflect and promote the Company's values, and reward individuals for outstanding contributions to the Company's success.

 - Short and long-term compensation play a critical role in attracting and retaining well qualified executives.


ELEMENTS OF COMPENSATION PROGRAMS

     At least annually, the Committee reviews the Company's executive officer compensation programs to ensure that pay levels and incentive opportunities are competitive and reflect the performance of the Company. The three basic components of the program, each of which is intended to serve the overall compensation philosophy, are as follows:

     BASE SALARY - Base salary levels are, in part, established through comparisons with companies of similar size engaged in the same or similar business as that of the Company. Actual salaries are based on individual performance of the executive officer within a salary range reflecting job evaluation and market comparisons. Base salary levels for executive officers are reviewed annually and established within a range deemed by the committee to be reasonable and competitive. The Committee did not recommend any increases in base salary for the executive officers in fiscal 1994.

     ANNUAL INCENTIVES - The Company's executive officers are eligible to participate in an annual incentive compensation program whose awards are based primarily on the attainment of certain operating and individual






goals. The objective of this program is to provide competitive levels of compensation in return for the attainment of certain financial objectives that the Committee believes are primary factors in the enhancement of shareholder value. In particular, the program seeks to focus the attention of executive officers toward earnings growth. Bonuses for executive officers of the Company under this program are intended to be consistent with targeted awards of companies of similar size and engaged in the same or similar business as that of the Company. Actual awards are subject to adjustment up or down, at the discretion of the Committee, based on the Company's overall performance. For fiscal 1994, the Compensation Committee awarded bonuses to executive officers based upon the performance measures discussed above. The bonuses are reflective of the Company's overall improvement in earnings and total stockholder returns in fiscal 1994.

     LONG-TERM INCENTIVES - As an important element in retaining and motivating the Company's senior management, the Committee believes that those persons who have substantial responsibility for the management and growth of the Company should be provided with an opportunity to increase their ownership of Company stock. Therefore, executive officers and certain other key employees are eligible to receive stock options from time to time, giving them the right to purchase shares of Common Stock of the Company at a specified price in the future. The number of stock options granted to executive officers is based on various factors, including the respective scope of accountability, strategic and operational goals and anticipated performance and contributions of the individual executive.

     SECTION 162(m). "Compensation", as defined in Section 162(m) of the Internal Revenue Code, as amended (the "Code"), in excess of $1 million per year paid to an executive officer is not deductible by the Company unless such compensation in excess of $1 million per year is payable pursuant to a performance-based plan, approved by the shareholders of the Company. The Compensation Committee is in the process of developing performance goals with respect to compensation exceeding $1 million per year payable to an executive officer.


COMPENSATION FOR THE PRESIDENT AND CHIEF EXECUTIVE OFFICER

     The Committee, in considering the compensation for the President and Chief Executive Officer for fiscal 1994, reviewed his existing compensation arrangements and the performances of both Mr. Shirvanian and the Company. The Committee made the following determinations regarding Mr. Shirvanian's compensation:

 - The Committee determined that Mr. Shirvanian's base salary is at an appropriate level and no adjustment was made.

 - Based upon Mr. Shirvanian's and the Company's fiscal 1994 performance, the Committee awarded a bonus of $150,000 to Mr. Shirvanian.

 - In order to provide a long-term incentive to Mr. Shirvanian, the Committee awarded him options to purchase 300,000 shares of the Company's common stock at fair market value on the date of the grant.








SUMMARY

     The Committee believes, based upon its review of the Company's compensation programs, that the compensation program for executive officers of the Company is appropriate and competitive with the compensation programs provided by other companies engaged in the waste management business. The Committee also believes that the Company's incentive program provides for awards appropriately related to the Company's and individual performance. The Committee further believes that the stock option program provides opportunities to participants that are consistent with the returns that are generated on behalf of the Company's shareholders.


                           Compensation Committee
                         of the Board of Directors

                         Dr. A.N. Mosich, Chairman
                              John W. Simmons







































EXECUTIVE COMPENSATION

     The following table sets forth certain information with respect to compensation for services in all capacities paid by the Company for the past three years, to the Chief Executive Officer of the Company at June 30, 1994 and to each of the four other most highly compensated executive officers of the Company serving at June 30, 1994, including one individual who ceased to be an executive officer of the Company during fiscal 1994 but whose reportable salary would have placed him in the group of the four other most highly compensated executive officers of the Company.


                                                    SUMMARY COMPENSATION TABLE
                                                                                Long-Term
                                                                               Compensation
                                                                                  Awards
                                                  Annual Compensation          ------------
                                          -----------------------------------   Securities
                                                                                Underlying
       Name and                                                Other Annual       Options       All Other
   Principal Position            Year    Salary    Bonus<F1>  Compensation<F2>  (Shares)<F3>  Compensation<F4>
- -----------------------          ----    -------   ---------  --------------    ------------  ----------------
Kosti Shirvanian                 1994    $772,800  $150,000       $-0-          300,000          $4,620
 Chairman of the Board           1993     786,800     -0-          -0-          450,000<F5>       4,497
 and President                   1992     781,800     -0-          -0-          300,000<F5>       4,364

Ramsey G. DiLibero               1994     121,600    25,000        -0-           24,000            -0-
 Chief Operating Officer <F6>    1993       -0-       -0-          -0-            -0-              -0-
                                 1992       -0-       -0-          -0-            -0-              -0-

Savey Tufenkian                  1994     187,680    40,000        -0-           50,000           4,497
 Executive Vice President,       1993     204,680     -0-          -0-          137,500           4,721
 Secretary-Treasurer             1992     183,310     -0-          -0-            -0-             4,707

Lawrence F. McQuaide             1994     160,080    12,000        -0-           15,000           6,878
 Executive Vice President,       1993     162,980     -0-          -0-           33,000             812
 Finance                         1992     168,355     -0-          -0-           12,000<F5>       2,391

Richard A. Haft, Jr.             1994     185,894     -0-          -0-           15,000           3,584
 Executive Vice President,       1993     154,960     -0-          -0-           30,000             770
 General Counsel <F7>            1992     154,415     -0-          -0-           10,000<F5>       2,999

[FN]
<F1> Includes bonus awards earned for performance in the fiscal year noted even though such amounts are payable in subsequent years.

<F2> No perquisites and other benefits exceed the lesser of either
     $50,000 or 10 percent of the total of annual salary and bonuses reported for the named executive officer.



<F3> In September 1992, the Compensation Committee approved the repricing of the options granted on July 1, 1990 and September 6, 1991 to $10 3/8 ($11.41 or 110% for incentive stock options with respect to optionees owning more than 10% of the outstanding shares of the Company's Common Stock), the price of the Common Stock last reported by the New York Stock Exchange as of the close of the market on September 10, 1992. As a condition of the repricing, the Committee required that the number of outstanding options held by the optionees be reduced by 25%. The options issued on July 1, 1990 were 75% vested effective July 1, 1993, and had an original exercise price of $19 1/4 ($21.17 or 110% for incentive stock options with respect to optionees owning more than 10% of the outstanding shares of the Company's Common Stock). The options issued on September 6, 1991 were 67% vested effective September 6, 1993, and had an original exercise price of $16 7/8.

<F4> The All Other Compensation column represents the amount of the
     Company's matching contribution with respect to each executive officer under the Company's 401(k) Savings and Investment Plan.

<F5> Stock option grants for fiscal 1991 and 1992 were treated as canceled and reissued in fiscal 1993.  See note <F2>.

<F6> Mr. DiLibero joined the Company in December 1993 as Chief
     Operating Officer.

<F7> Mr. Haft, Executive Vice President, General Counsel, resigned from the Company in March 1994. Included in Mr. Haft's salary above is $78,000 in severance payments made over a period of six months ending in September 1994.















     The following table sets forth certain information with respect to stock options granted to the executive officers named in the Summary Compensation Table during fiscal 1994. The Company does not grant any Stock Appreciation Rights.


                   OPTION GRANTS IN THE LAST FISCAL YEAR


                                                                 Grant Date
                             INDIVIDUAL GRANTS                      Value
- -------------------------------------------------------------    ----------
                                Percentage
                                 of Total
                   Number of     Options
                   Securities   Granted to
                   Underlying   Employees                        Grant Date
                    Options         in     Exercise               Present
                    Granted       Fiscal   Price     Expiration    Value
 Name               (#)<F1>        1994    ($/sh)       Date      ($)<F2>
- -----------------  -----------    ------  ---------  ---------  -----------
Kosti Shirvanian     300,000      40.5%     $10.00     7/28/03   $2,154,000

Ramsey G. DiLibero    12,000       1.6%      10.00     7/28/03       86,160
                      12,000       1.6%      15.13    12/14/03      130,320

Savey Tufenkian       50,000       6.8%      10.00     7/28/03      359,000

Lawrence F. McQuaide  15,000       2.0%      10.00     7/28/03      107,700

Richard A. Haft, Jr.  15,000       2.0%      10.00      9/8/95<F3>  107,700

[FN]
<F1> Stock options granted on July 29, 1993 and December 15, 1993 under the
     Company's 1992 Stock Option Plan. Options become fully exercisable on July 29, 1996 and December 15, 1996, respectively.

<F2> Based upon the Black-Scholes option valuation model.  The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance the value realized will be at or near the value estimated by the Black-Scholes model. The valuation model uses certain assumptions. The assumptions used in this valuation were: 7.7% risk-free interest rate, no dividends and a volatility factor of 0.5002.

<F3> Options granted to Mr. Haft expire on September 8, 1995 in accordance with the terms of the 1992 Stock Option Plan, as a result of his resignation.







     The following table sets forth certain information as to each exercise of stock options during the year ended June 30, 1994 by the Executive Officers named in the Summary Compensation Table and the fiscal year-end value of unexercised options:


                                   AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                                          AND JUNE 30, 1994 OPTION VALUES

                                                      Number of Securities
                                                     Underlying Unexercised
                        Shares                      Options at June 30, 1994          In-the-Money Options
                      Acquired On     Value                   (#)                    at June 30, 1994($)<F1>
    Name              Exercise(#)  Realized($)<F1> Exercisable   Unexercisable    Exercisable    Unexercisable
- -----------------     -----------  -------------   -----------   -------------    -----------    -------------

Kosti Shirvanian        -0-           -0-          1,003,000     375,000          $9,772,150     $3,721,850

Ramsey G. DiLibero      -0-           -0-             -0-         24,000              -0-           178,500

Savey Tufenkian        10,000       $ 84,750         171,450     126,050           1,686,550      1,231,900

Lawrence F. McQuaide   22,500        206,200          17,750      30,250             162,400        296,750

Richard A. Haft, Jr.   15,000        115,000          40,000       -0-               390,600          -0-


<F1> Computed based upon the difference between the aggregate fair market value and the aggregate exercise price at the exercise date or fiscal year end as appropriate.














PERFORMANCE GRAPH

     The following performance graph compares the performance of the Company's Common Stock to the S & P 500 Index and to the Value Line Environmental Service Index for the Company's last five fiscal years. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at June 30, 1989 and that all dividends were reinvested.



                             June    June    June    June    June    June
                             1989    1990    1991    1992    1993    1994
                             ----    ----    ----    ----    ----    ----
Western Waste Industries     100     188     192     120     106     195

Value Line Index             100     151     120     110     104      94

S&P 500                      100     116     125     142     161     163























    COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended June 30, 1994, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.


               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On May 1, 1968, the Company entered into a 25-year lease with Mr. Shirvanian, for approximately three and one-half acres of land in Carson, California, constituting about one-half of the property utilized by the Company at its Carson transfer station facility. The term of the lease has been extended to February 28, 1995. At the end of the lease term the improvements on the land become the property of the lessor. The Company pays insurance, taxes and maintenance on the property. Rent is being paid at the rate of $14,457 per month. This lease rate was determined on the basis of an independent real estate appraisal of the fair market value of the property completed on January 22, 1986, and is adjusted annually based on the Consumer Price Index. The Company believes that the terms of the lease, including the rent, are comparable to those that would have been included in a lease entered into with an independent third party for comparable property.

     During fiscal 1989, the Company adopted a policy of making interest-free short-term loans to officers, directors and key employees to enable them to exercise stock options. During fiscal 1991, Mrs. Tufenkian and Ralph Tufenkian, Vice President, Corporate Projects (Mrs. Tufenkian's husband) received short-term loans of $216,000 in connection with the exercise of stock options. Mrs. Tufenkian and Mr. Tufenkian have repaid $158,000 leaving a balance of $58,000 as of June 30, 1994. During fiscal 1992, Mr. Shirvanian, received a short-term loan of $197,560 in connection with the exercise of stock options and $121,177 for the purchase of a life insurance policy, totalling $318,737. During fiscal 1993, he received an additional loan of $166,550 and repaid $115,000. In fiscal 1994, he repaid $150,000 leaving a balance of $220,287 as of June 30, 1994.

     In order to induce Mr. McQuaide to relocate to Southern California, the Company loaned Mr. McQuaide $80,000 in 1984, payable within ten years, with interest at 8% per annum, to assist him in the purchase of a house.






Due to the substantial difference between the housing costs in Southern California and some other parts of the nation, many companies located in Southern California have had to make similar types of arrangements to attract talented personnel from other parts of the country. In fiscal 1994, Mr. McQuaide repaid $35,000 on the note leaving an outstanding principal indebtedness under the note of $35,000.

     On August 26, 1994, the Board of Directors of the Company unanimously (with Mr. Shirvanian abstaining) approved the Company's entry into a split-dollar life insurance agreement with a trust established by Mr. Shirvanian and his wife, Marion Shirvanian, providing for life insurance on the life of Mr. Shirvanian or the lives of Mr. and Mrs. Shirvanian. The owner and beneficiary of the policy will be the trust. The beneficiaries of the trust are the descendants of Mr. and Mrs. Shirvanian. Pursuant to the arrangement, the Company will be obligated to advance the premiums in an amount not to exceed $500,000 per year for as long as the policy remains in force, not to exceed 15 years. Upon payment of the policy death benefit, or upon surrender of the policy, the Company will be entitled to reimburse-ment of the aggregate premiums advanced by the Company. The approval of the arrangement by the Board of Directors is conditioned upon the follow-ing: (i) that the trust pay premiums on additional life insurance in an amount not less than one-half the face value of the policy on which the Company is advancing the premiums and (ii) that the charge against the Company's earnings as a consequence of the arrangement will not exceed the sum of $150,000 in any fiscal year in which the policy is in effect.

     All transactions between the Company and its officers, directors, employees and shareholders or their affiliates have been, and in the future will be, subject to the approval of a majority of the independent and disinterested members of the Board of Directors.


      PROPOSAL 4 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The accounting firm of Ernst & Young LLP, Long Beach, California, has served as independent auditors for the Company since January 1985, and, subject to ratification by the shareholders, has been appointed to serve as such for the fiscal year ending June 30, 1995. A representative of Ernst & Young LLP will be present at the annual meeting of shareholders and will be given an opportunity to make a statement and will be available to respond to appropriate questions from the shareholders.

     The Board of Directors of the Company recommends a vote FOR the proposal to ratify the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending June 30, 1995. Proxies received by the Board of Directors will be so voted unless shareholders specify a contrary choice.


                               OTHER BUSINESS

     The Board of Directors is not aware of any matters that are to be presented for action at the meeting other than those set forth herein.






Should any other matter requiring a vote of the shareholders arise, the persons named as proxies in the enclosed form of proxy will vote the shares represented thereby in accordance with their best judgment in the interests of the Company. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.


                           ADDITIONAL INFORMATION

     A copy of the Annual Report to shareholders for the fiscal year ended June 30, 1994 is being delivered concurrently with this Proxy Statement to all shareholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated in this Proxy Statement and is not to be considered proxy soliciting material.

     Shareholder proposals, if any, which may be considered for inclusion in the Company's proxy materials for the 1995 Annual Meeting must be received by the Company at its principal executive office not later than August 1, 1995. To ensure prompt receipt of the shareholder proposals by the Company, the proposals should be sent by certified mail, return receipt requested, to Secretary, Western Waste Industries, 21061 South Western Avenue, Torrance, California 90501. The proposals must comply with the proxy rules relating to shareholder proposals in order to be included in the Company's 1995 proxy material.

                              By Order of the Board of Directors

                              SAVEY TUFENKIAN, Secretary


December 21, 1994


























                                             Appendix A

                         TEXT OF PROPOSED AMENDMENT
                                     TO
                                  BY-LAWS


     [The By-laws of this corporation be amended by changing Article II,
Section 2 to read as set forth below.]

          (a) The number of directors shall not be less than five (5) nor more than nine (9), the exact number to be fixed within such limits by a By-law or amendment thereof adopted by the shareholders or by the Board of Directors.

          (b) Until changed as hereinabove provided or as otherwise provided by law, the number of directors shall be six (6).












































                          WESTERN WASTE INDUSTRIES
                          21061 S. WESTERN AVENUE
                         TORRANCE, CALIFORNIA 90501


                                   PROXY


     This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of the Shareholders on Friday, January 27, 1995.

     The undersigned shareholder(s) of WESTERN WASTE INDUSTRIES does hereby constitute and appoint SAVEY TUFENKIAN and JOHN W. SIMMONS, and each of them, with full power of substitution and revocation, the true and lawful attorney or attorneys and proxies of the undersigned, to vote all shares of the Common Stock of WESTERN WASTE INDUSTRIES owned by or of record in the name of the undersigned, at the annual meeting of its shareholders on Friday, January 27, 1995 at 11:00 A.M., Pacific Standard Time, and at any and all adjournments thereof, in the manner specified below.


                      (continued on the reverse side)


  THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED,
         WILL BE VOTED "FOR" EACH OF THE NOMINEES FOR DIRECTOR AND
                         FOR EACH OF THE PROPOSALS.


                                                   Please mark
      ______________                               your votes
          Common                                     as this
                                                       [X]


     Proposal 1 - To approve an amendment to the Bylaws to permit the Board of Directors to determine the specific number of directors within a range of five to nine.


             FOR                   AGAINST             ABSTAIN
             [ ]                     [ ]                 [ ]















     Proposal 2 - Election of
Directors:

                          WITHHOLD        Kosti Shirvanian, Harry S.
  FOR all nominees        AUTHORITY       Derbyshire and Dr. A. N. Mosich
listed at the right      to vote for
(except as marked        all listed       (To withhold authority for any
 to the contrary)         at right        nominee, write individual's name
      [  ]                  [  ]          in the space provided.)

                                          _________________________________

     Proposal 3 - To approve amend-       _________________________________
ments to the 1992 Stock Option Plan.

    FOR       AGAINST       ABSTAIN          Should any other matters
    [ ]         [ ]           [ ]         requiring a vote of the share-
                                          holders arise, the attorneys
                                          above are authorized to vote the
                                          same in accordance with their
     Proposal 4 - To ratify the           best judgment in the best
appointment of Ernst & Young LLP as       interest of the Company.
independent auditors for the fiscal       Management is not aware of any
year ending June 30, 1995.                matter which is to be presented
                                          for action at the meeting other
    FOR       AGAINST       ABSTAIN       than the matters set forth
    [ ]         [ ]           [ ]         herein.

                                          (Please sign exactly as name or
                                          names appear on notice of meeting
                                          addressed to you.  Executors,
                                          administrators, trustees or other
                                          representatives should so
                                          indicate when signing.)


                                          Dated____________________________


                                          _________________________________
                                               Shareholders Signature


                                          _________________________________
                                               Shareholders Signature











